THE GABELLI EQUITY TRUST INC. (the "Trust")

Exhibit Q1(a)(i)

The Trust's Articles of Amendment dated September 12, 2005, is incorporated by reference to Pre-Effective Amendment No.
1 as Exhibit 2(a)(v) to the Trust's Registration Statement on Form N-2, as filed with the Securities and Exchange
Commission via EDGAR on September 14, 2005 (Accession No.
0000950133-05-004157).